Exhibit 99.4

Empire Resorts Participates in Meetings Held by EPR Properties

Announcing Their New Four-Season Resort Planned for Sullivan County and

Presentation Available to the Public

MONTICELLO, N.Y. (March 13, 2014) — Empire Resorts, Inc. (NASDAQ-GM: NYNY) (“Empire”) is participating in meetings held by EPR Properties (NYSE: EPR) (“EPR”) today in which EPR will present an overview of their new four-season destination resort planned in Sullivan County, New York. Empire has made the presentation and related materials available to the public by attaching them as exhibits to a Current Report on Form 8-K filed with the Securities and Exchange Commission today. Empire’s Current Report on Form 8-K may be accessed by visiting www.sec.gov or the Empire Investor Relations page at www.empireresorts.com.

About Empire Resorts, Inc.

Empire Resorts owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino & Raceway, a harness racing track and casino located in Monticello, New York, and is 90 miles from midtown Manhattan. For additional information, please visit www.empireresorts.com.

Charles Degliomini

Empire Resorts, Inc.

845-807-0001

cdegliomini@empireresorts.com